SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMERCIAL CAPITAL BANCORP, INC.

(Exact name of Registrant as Specified in its charter)

Nevada (State of incorporation or organization)	33-0865080 (IRS Employer Identification No.)

One Venture, 3rd Floor Irvine, California (Address of principal executive offices)	92618 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☒

Securities Act Registration Statement file number to which this form relates: 333-99631.

Securities to be registered pursuant to section 12 (b) of the Act:
None

Securities to be registered pursuant to Section 12 (g) of the Act:
Common Stock, $0.001 par value
(Title of Class)

ITEM 1.    DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED.

See “Description of Capital Stock” in the Preliminary Prospectus included in the Registrant’s Registration Statement on Form S-1, dated September 16, 2002 (Registration No. 333-99631), as amended on November 14, 2002, November 27, 2002 and December 12, 2002, which is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

3.1.	Articles of Incorporation of Commercial Capital Bancorp, Inc., as amended (1)
3.2	Bylaws of Commercial Capital Bancorp, Inc., as amended (1)
4.0	Specimen Stock Certificate of Commercial Capital Bancorp, Inc. (1)

(1)	Incorporated by reference to the exhibits filed with the Registration Statement on Form S-1 (File No. 333-99631) by Commercial Capital Bancorp, Inc. on September 16, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

Date: December 13, 2002	By: /s/ STEPHEN H. GORDON
Stephen H. Gordon Chairman of the Board and Chief Executive Officer